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                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


To the Directors and Shareholders of Elan Corporation, plc

     We have audited the accompanying consolidated balance sheets of Elan Corporation, plc (the "Company") as of 31 December 2002 and 2001 and the related consolidated profit and loss accounts, statements of cash flows, statements of changes in shareholders' funds and statements of total recognised gains and losses for each of the years in the three year period ended 31 December 2002 all prepared in accordance with Irish generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We did not audit the financial statements of Dura Pharmaceuticals, Inc. ("Dura"), a wholly owned subsidiary of the Company, for the year ended 31 December 2000. Those financial statements, which were prepared in accordance with United States generally accepted accounting principles ("US GAAP"), were audited by other auditors whose report has been furnished to us. The US GAAP information presented in footnote 33 to the consolidated financial statements for the year ended 31 December 2000 includes total revenues of $342,701,000 and net loss of $86,885,000 with respect to Dura and our opinion, insofar as it relates to such amounts, is based solely on the report of such other auditors.

         We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of 31 December 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three year period ended 31 December 2002 in conformity with generally accepted accounting principles in Ireland.

     Generally accepted accounting principles in Ireland vary in certain significant respects from accounting principles generally accepted in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for each of the years in the three year period ended 31 December 2002 and shareholders' equity as of 31 December 2002 and 2001 to the extent summarised in footnote 33 of the consolidated financial statements. As described in footnote 33, this information, as it relates to 2001, has been restated to reflect the consolidation of EPIL III.

                                                            /s/ KPMG

KPMG
Chartered Accountants
Dublin, Ireland
3 September, 2003